UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2025

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

(888) 646-5205

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Introductory Note

On December 15, 2025 (the “Closing Date”), Workhorse Group Inc., a Nevada corporation (“Workhorse” or the “Company”), consummated the previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 15, 2025, by and among Workhorse, Omaha Intermediate 2, Inc., a Delaware corporation and wholly-owned subsidiary of Workhorse (“Intermediate Parent”), Omaha Intermediate, Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate Parent (“Intermediate”), Omaha Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (“Merger Subsidiary”), and Motiv Power Systems, Inc., a Delaware of corporation (“Motiv”), pursuant to which Merger Subsidiary merged with and into Motiv (the “Merger”). Upon consummation of the Merger (the “Closing”), Merger Sub ceased to exist, and Motiv became a direct, wholly-owned subsidiary of Intermediate and an indirect, wholly-owned subsidiary of Workhorse. Pursuant to the Merger, Motive GM Holdings II LLC, a Delaware limited liability company and previously Motiv’s controlling stockholder and largest creditor (“MGMH”), received all of the shares of common stock, par value $0.001 per share (the “Common Stock”) of Workhorse that were issued in the Merger.

As described in more detail below, in connection with the Closing, Workhorse (i) completed the Repayment and Exchange (as defined below) to redeem all of its obligations under its 2024 Notes (as defined below), (ii) completed the Closing Debt Financing (as defined below), which provides Workhorse with up to $50 million in debt financing, and (iii) effected a 1-for-12 reverse stock split of its Common Stock.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Closing Debt Financing

The Merger Agreement included a condition to closing that entities affiliated with MGMH provide Workhorse with up to $20 million in debt financing at the Closing. In satisfaction of this condition precedent, on the Closing Date, Workhorse entered into a (i) Credit Agreement (Customer Orders) (the “Customer Order Credit Agreement”) and (ii) Credit Agreement (Cash Flow) (the “Cash Flow Credit Agreement” and together with the Customer Order Credit Agreement, the “Credit Agreements” and such transactions, collectively, the “Closing Debt Financing”), each by and among Workhorse, as borrower, certain subsidiaries of Workhorse, as guarantors, and MGMH as lender.

The Customer Order Credit Agreement provides Workhorse with up to $40 million to fund vehicle manufacturing in connection with Qualified Purchase Orders (as defined in the Customer Order Credit Agreement). Under the Customer Order Credit Agreement, a Qualified Purchase Order includes purchase orders entered into between Workhorse and/or one or more of its subsidiaries and a customer made on terms approved by MGMH or substantially similar to terms previously approved by MGMH pursuant to a master purchase agreement or other standard terms and conditions approved by MGMH. The amount of funds advanced by MGMH upon the receipt of an acceptable purchase order will be determined by Workhorse but will not exceed 70% of the purchase price for the ordered vehicles without MGMH’s consent. The Cash Flow Credit Agreement provides Workhorse with a line of credit with borrowing capacity of up to $10 million to fund its working capital requirements, including costs related to the Merger, and its general corporate purposes.

Workhorse’s outstanding obligations under each Credit Agreement bear interest at a reference rate equal to the term Secured Overnight Financing Rate for a three-month tenor (“SOFR”) plus an applicable margin of 5.00%. If SOFR is unavailable pursuant to the terms of the Credit Agreements, the reference rate will be the prime rate of interest per annum last quoted by The Wall Street Journal, and the applicable margin will be 2.50% per annum. Workhorse’s obligations under the Credit Agreements mature on December 15, 2028. MGMH’s obligation to advance additional funds under the Cash Flow Credit Agreement will terminate and thereafter be at the discretion of MGMH upon the consummation of a PIPE (as defined in the Credit Agreements) to the extent such PIPE occurs prior to the maturity date of the Cash Flow Credit Agreement. Both Credit Agreements contain customary representations and warranties, affirmative and negative covenants, and events of default, and provide for customary acceleration and remedy rights for MGMH upon the occurrence of an event of default by Workhorse.

Workhorse’s obligations under the Credit Agreements are senior secured obligations of Workhorse, ranking senior to all other indebtedness and, subject to certain limitations, are unconditionally guaranteed by each of Workhorse’s subsidiaries, pursuant to the terms of the Credit Agreements and secured by substantially all of the assets of Workhorse and its subsidiaries pursuant to a certain Security Agreement (the “Security Agreement”). Payments under the Cash Flow Credit Agreement are effectively subordinated to payments under the Customer Order Credit Agreement pursuant to the waterfall in the Security Agreement.

Amended and Restated Convertible Note

As previously disclosed, on August 15, 2025, Workhorse issued to MGMH a Subordinated Secured Convertible Note (the “Convertible Note”) with an aggregate original principal amount of $5 million. The Convertible Note was initially a secured obligation of Workhorse, ranking junior to the 2024 Notes (as defined below) and senior to all other indebtedness and, subject to certain limitations, unconditionally guaranteed by each of Workhorse’s subsidiaries, pursuant to the terms of a Subsidiary Guaranty (the “Convertible Note Subsidiary Guaranty”) and secured pursuant to the terms of a Security Agreement (the “Convertible Note Security Agreement”) by substantially all of the assets of Workhorse and its subsidiaries.

On the Closing Date, the parties to the Convertible Note entered into an Amended and Restated Convertible Note (the “A&R Note”) to make the obligations under the Convertible Note, as amended, unsecured obligations of Workhorse and each guarantor party thereto. As a result, the Convertible Note Security Agreement was terminated on the Closing Date. The Convertible Note Subsidiary Guaranty was amended and restated (the “A&R Convertible Note Subsidiary Guaranty”) to incorporate the termination of the Convertible Note Security Agreement. The A&R Note is subordinated to the Closing Debt Financing.

Registration Rights Agreement

Effective as of the Closing Date, and in accordance with the terms of the Merger Agreement, Workhorse entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with MGMH. Pursuant to the Registration Rights Agreement, Workhorse agreed, upon the written demand of the Requisite Holders (as defined in the Registration Rights Agreement) of Registrable Securities (as defined in the Registration Rights Agreement), to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to be declared effective a registration statement for the resale of Registrable Securities in an amount determined by the holder of such Registrable Securities.

The foregoing descriptions of the Customer Order Credit Agreement, Cash Flow Credit Agreement, Security Agreement, A&R Note, A&R Convertible Note Subsidiary Guaranty, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Customer Order Credit Agreement, Cash Flow Credit Agreement, Subsidiary Guaranty, Security Agreement, A&R Note, A&R Convertible Note Subsidiary Guaranty, and Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent required by this Item 1.02, the information related to the termination of the Convertible Note Security Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

To the extent required by this Item 1.02, the information related to the termination of the Securities Purchase Agreement set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Merger

As previously reported, on November 25, 2025, Workhorse held its 2025 annual meeting of stockholders (the “Meeting”) at which Workhorse stockholders considered and approved, among other matters, (i) the issuance of Common Stock, which represented more than 20% of the shares of Common Stock outstanding immediately prior to the Merger, to MGMH, pursuant to the terms of the Merger Agreement and (ii) the change of control of Workhorse resulting from the Merger pursuant to Nasdaq Listing Rule 5635(b).

In accordance with the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) Workhorse issued an aggregate of 6,629,800 shares of Common Stock to MGMH, (ii) the financial indebtedness of Motiv was cancelled, with MGMH, as the holders of such indebtedness, receiving shares of Common Stock as Merger consideration, (iii) each share of Motiv’s common stock and preferred stock outstanding immediately prior to the Effective Time was cancelled and (iv) Motiv became an indirect, wholly owned subsidiary of Workhorse.

In addition, at the Effective Time, all unexercised and outstanding Workhorse stock options issued under Workhorse’s equity incentive plans were cancelled for no consideration. All other unvested and outstanding awards under Workhorse’s equity incentive plans accelerated in full as of the Effective Time, with performance deemed achieved at target level for performance share units.

The Common Stock will continue to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and traded under the ticker symbol “WKHS.”

The Definitive Proxy Statement on Schedule 14A filed with the SEC on October 8, 2025 contains additional information about the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information related to the Closing Debt Financing set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Merger

To the extent required by this Item 3.02, the information related to the Merger Agreement set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Common Stock issued by Workhorse as consideration in the Merger were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) thereunder because the offer and sale of such securities did not involve a public offering.

Repayment and Exchange

As previously disclosed, on August 15, 2025, Workhorse entered into a Waiver, Repayment and Exchange Agreement (the “Repayment Agreement”) by and among Workhorse and the investors party thereto (collectively, the “2024 Note Holder”) to (i) redeem all of Workhorse’s outstanding obligations under the notes issued to the 2024 Note Holder (the “2024 Notes”) and (ii) cancel the warrants issued to the 2024 Note Holder (the “2024 Warrants”) on the Closing Date.

Upon entry into the Repayment Agreement, Workhorse deposited an additional approximately $9.9 million into its lockbox account. The amount of cash in the lockbox account was reduced by the aggregate principal amount of notes issued to the 2024 Note Holder (the “2024 Notes”) that were converted between entry into the Repayment Agreement and the Closing and increased by interest accrued on the deposited amount before Closing (the “Cash Collateral”). After making such adjustments, pursuant to the terms of the Repayment Agreement, the Company released approximately $18.3 million to the 2024 Note Holder (the “Repayment”), and Workhorse retained, after fees and expenses, the remaining approximately $6.6 million in the account.

In addition, in accordance with the terms of the Repayment Agreement, Workhorse issued to the 2024 Note Holder rights (the “Rights”) to acquire 1,193,364 shares of Common Stock in exchange for the cancellation of the 2024 Warrants (the “Exchange”). Upon completing the Repayment and the Exchange, Workhorse had no outstanding obligations under the 2024 Notes, all of the 2024 Notes and 2024 Warrants were cancelled, and all collateral, including the Cash Collateral, securing the 2024 Notes was released. Following the Repayment and the Exchange effective December 15, 2025, the parties thereto terminated the Securities Purchase Agreement, by and between Workhorse and the 2024 Note Holder (the “Securities Purchase Agreement”).

The Rights issued to the 2024 Note Holder were, and the shares of Common Stock issuable pursuant to the Rights will be, issued in a transaction exempt from registration under the Securities Act under Section 4(a)(2) and Rule 144(d)(3)(ii) thereunder because the offer and sale of such securities did not and will not involve a public offering and because the securities acquired by the 2024 Note Holder were and will be exchanged for securities of the same issuer.

Item 3.03. Material Modification to Rights of Security Holders.

Bylaws

In connection with the Closing, Workhorse’s Board of Directors (the “Board”) adopted the Third Amended and Restated Bylaws of Workhorse (the “A&R Bylaws”) to (i) opt out of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes (the “Control Share Act”), and (ii) add an exclusive forum provision.

The Control Share Act provides that persons who acquire a “controlling interest” in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. Pursuant to the A&R Bylaws, the Control Share Act will not apply to Workhorse, and persons who acquire a “controlling interest” in Workhorse will have full voting rights in their shares without the approval of the disinterested stockholders.

In addition, unless Workhorse consents to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any derivative action or proceeding brought on Workhorse’s behalf, any action asserting a claim of breach of fiduciary duty owed by any of Workhorses stockholders, directors, officers, or other employees to Workhorse or to its stockholders, and any civil action to interpret, apply, or enforce any provision of the Nevada Revised Statutes, any civil action to interpret, apply, enforce, or determine the validity of the provisions of the A&R Bylaws or Workhorse’s Articles of Incorporation.

The foregoing description of the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws, a copy of which is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

To the extent required by this Item 5.01, the information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Resignations

Pursuant to the terms of the Merger Agreement, effective immediately prior to the Effective Time, the following individuals resigned as directors of Workhorse and from each committee of the Board on which they served (collectively, the “Departing Directors”): (i) Richard Dauch, (ii) Jacqueline Dedo, (iii) Austin Scott Miller, (iv) Jean Botti, and (v) William Quigley. In addition, pursuant to the terms of the Merger Agreement, effective immediately prior to the Effective Time, the following individuals resigned as officers of Workhorse: (i) Richard Dauch, former Chief Executive Officer and (ii) James Harrington, former General Counsel, Chief Compliance Officer and Secretary.

Director Appointments

Pursuant to the terms of the Merger Agreement, effective immediately after the Effective Time, the Board reduced the number of directors serving on the Board from eight to seven, and, immediately following the resignation of the Departing Directors the following individuals (collectively, the “Appointed Directors”) were appointed to serve as directors on the Board to fill the resulting vacancies and to serve on the committees of the Board set forth beside their names:

Name	Committee Service
Scott Griffith	None
Matthew O’Leary	Nominating and Corporate Governance Committee; Human Resource Management and Compensation Committee
Paul Savoie	Human Resource Management and Compensation Committee
Desi Ujkashevic	Nominating and Corporate Governance Committee; Audit Committee

Each of the Appointed Directors who are non-employee directors will be eligible to receive compensation payable to non-employee directors serving on the Board, consistent with the policies summarized under the caption “Non-Employee Director Compensation” under Workhorse’s annual proxy statements and Annual Reports on Form 10-K. Each of the Appointed Directors, except Mr. Griffith and Mr. Savoie, satisfy the applicable independence standards of the SEC and Nasdaq. Except as described herein, there are no arrangements or understandings between the Appointed Directors and any other person pursuant to which they were selected to serve as a director. None of the Appointed Directors is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each of Workhorse’s directors serves until the election of a successor, removal, or resignation.

Chief Executive Officer Appointment

Pursuant to the terms of the Merger Agreement, effective immediately after the Effective Time, the Board appointed Scott Griffith to serve as Chief Executive Officer of Workhorse. Scott Griffith, age 66, served as Chief Executive Officer and a director of Motiv from March 2024 until his appointment as Chief Executive Officer of Workhorse. From November 2019 to September 2022, he served as the Chief Executive Officer of the Autonomous Vehicles (AV) and Mobility Businesses at Ford Motor Company. In that role, he led Ford’s investments and operations in Level 4 autonomous vehicles as well as oversight of several new hardware and software businesses in Ford’s “new mobility” segment. From April 2014 until October 2021, Mr. Griffith was an Executive in Residence at General Catalyst Partners, a venture and growth capital firm. In connection with that role, he served as Chairman at Envoy Global, Inc, a global immigration services provider, and TrueMotion, Inc., which operates an AI-based platform that scores driving behavior. Previously, Mr. Griffith served as Chairman and Chief Executive officer of Zipcar, Inc., a car-sharing company, and held roles with The Parthenon Group, a business strategy firm, The Boeing Company, an aerospace manufacturer, and Hughes Electronics, an electronics and aerospace manufacturer. Mr. Griffith has also served as a board member of EVgo Inc., a public company that operates an electric vehicle fast charging network, since April 2024. Mr. Griffith holds a B.S. in engineering from Carnegie Mellon University and an MBA from The University of Chicago Booth School of Business. He serves on the Advisory Council for the Polsky Center for Entrepreneurship and Innovation at The University of Chicago. Mr. Griffith’s experience in the electric vehicle and automotive industry, along with his experience working with public companies, makes him well suited to serve as Chief Executive Officer and a director of the Combined Company.

Mr. Griffith does not have any family relationship with any of the executive officers or directors of Workhorse. Except as described herein, there are no arrangements or understandings between Mr. Griffith and any other person pursuant to which such person was appointed as an officer of Workhorse. Mr. Griffith is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, all unexercised and outstanding Workhorse stock options held by Mr. Dauch were cancelled for no consideration. All unvested and outstanding restricted stock awards, restricted stock units, and performance share units held by Messrs. Dauch, Ginnan and Harrington accelerated in full as of the Effective Time, with performance under the performance share units deemed achieved at target level.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws

To the extent required by this Item 5.03, the information set forth under the heading “Bylaws” in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 15, 2025, Workhorse and Motiv issued a joint press release announcing the Closing of the Merger. A copy of that press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included or incorporated by reference in this Current Report on Form 8-K, including, among other things, statements regarding the Merger and other transactions described herein, future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the Merger, the anticipated impact of the Merger on Workhorse’s business and future financial and operating results, the expected amount and timing of synergies from the Merger, and other aspects of either company’s operations or operating results are forward-looking statements. Some of these statements may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”. The absence of such words does not mean the statement is not a forward-looking statement.

Forward-looking statements are based on the opinions and estimates of management of Workhorse as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some factors that could cause actual results to differ include Workhorse’s ability to achieve the expected synergies and/or efficiencies; the industry and market reaction to the Closing; the possibility that the integration of the parties may be more difficult, time-consuming or costly than expected or that operating costs and business disruptions may be greater than expected; the risk that the price of the Company’s securities may be volatile due to a variety of factors; changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting Workhorse’s business; and Workhorse’s ability to maintain compliance with Nasdaq rules and otherwise maintain Workhorse’s listing of securities on Nasdaq.

Additional information on these and other factors that may cause actual results and Workhorse’s performance to differ materially is included in Workhorse’s reports filed with the SEC, including, but not limited to, Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2024, including those factors described under the heading “Risk Factors” therein, Workhorse’s subsequent Quarterly Reports on Form 10-Q and the risk factors contained in the Definitive Proxy Statement on Schedule 14A filed with the SEC on October 8, 2025. Copies of Workhorse’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Workhorse. Should one or more of these risks or uncertainties materialize, or should any of Workhorse’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Workhorse undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated August 15, 2025, by and among Workhorse Group Inc., Omaha Intermediate 2, Inc., Omaha Intermediate, Inc., Omaha Merger Subsidiary, Inc., and Motiv Power Systems, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2025).
3.1	Third Amended and Restated Bylaws of Workhorse Group Inc., adopted December 15, 2025.
10.1*	Credit Agreement (Customer Orders), dated December 15, 2025, by and among Workhorse Group Inc., as borrower, the subsidiary guarantors party thereto, and Motive GM Holdings II LLC, as lender.
10.2*	Credit Agreement (Cash Flow), dated December 15, 2025, by and among Workhorse Group Inc., as borrower, the subsidiary guarantors party thereto, and Motive GM Holdings II LLC, as lender.
10.3*	Security Agreement, dated December 15, 2025.
10.4	A&R Note, dated December 15, 2025
10.5	Amended and Restated Subsidiary Guaranty, dated December 15, 2025.
10.6*	Registration Rights Agreement, dated December 15, 2025, by and among Workhorse Group Inc. and the purchasers party thereto.
99.1	Joint Press Release, dated December 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 15, 2025	By:	/s/ Scott Griffith
	Name:	Scott Griffith
	Title:	Chief Executive Officer